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                                                                      EXHIBIT 24

                                  POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being directors and/or officers of General Electric Capital Corporation., a New York corporation (the "Corporation"), hereby constitutes and appoints Gary C. Wendt, Denis J. Nayden, James A. Parke, Jeffrey S. Werner and Nancy E. Barton, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to execute in the name of each such person and to file (i) a Registration Statement of the Corporation on Form S-3 under the Securities Act of 1933, as amended, with respect to $7,500,000,000 aggregate principal amount of the Corporation's Debt Securities and Warrants to purchase such Debt Securities, and (ii) any and all amendments and post-effective amendments to such Registration Statement as such person or persons executing the same pursuant to this Power of Attorney may approve.

    This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

    IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 27th day of June, 1996.

/s/   GARY C. WENDT                         /s/  JAMES A. PARKE
Gary C. Wendt                               James A. Parke
Chairman of the Board and                   Senior Vice President, Finance
  Chief Executive Officer                   and Director
  (Principal Financial Officer)             (Principal Executive Officer)

/s/  JEFFREY S. WERNER                      /s/ JOAN C. AMBLE
Jeffrey S. Werner                           Joan C. Amble
Senior Vice President - Corporate Treasury  Vice President and Controller
  and Global Funding Operation              (Principal Accounting Officer)


/s/  DENIS J. NAYDEN                        /s/ NIGEL D.T. ANDREWS
Denis J. Nayden                             Nigel D.T. Andrews
President, Chief Operating                  Director
Officer and Director

/s/ NANCY E. BARTON                         /s/ JAMES R. BUNT
Nancy E. Barton                             James R. Bunt
Director                                    Director

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/s/ DENNIS D. DAMMERMAN                     /s/ PAOLO FRESCO
Dennis D. Dammerman                         Paolo Fresco
Director                                    Director

/s/ DALE F. FREY                            /s/  BENJAMIN W. HEINEMAN, JR.
Dale F. Frey                                Benjamin W. Heineman, Jr.
Director                                    Director

/s/ HUGH J. MURPHY                          /s/  MICHAEL A. NEAL
Hugh J. Murphy                              Michael A. Neal
Director                                    Director

/s/  JOHN M. SAMUELS                        /s/  EDWARD D. STEWART
John M. Samuels                             Edward D. Stewart
Director                                    Director

/s/ JOHN F. WELCH, JR.
John F. Welch, Jr.
Director